                                  EXHIBIT 23.2

                       CONSENT OF BECKSTEAD AND WATTS, LLP


BECKSTEAD AND WATTS, LLP
------------------------
CERTIFIED PUBLIC ACCOUNTANTS

                                                   2425 W. Horizon Ridge Parkway
                                                             Henderson, NV 89052
                                                                702.257.1984 tel
                                                                702.362.0540 fax





Securities and Exchange Commission
Washington, DC 20549

Ladies and Gentlemen:

We have issued our report dated June 23, 2006, accompanying the financial statements of RG Global Lifestyles, Inc. in its annual report on Form 10-KSB for the year ended March 31, 2006, filed pursuant to Section 13(a) or 15(d) under the Exchange Act on June 30, 2006.

We hereby consent to the incorporation by reference of said report in the Registration Statement of. of Form S-8 which registers for issuance 10,000,000 shares of Common Stock of RG Global Lifestyles, Inc. under the "2006 Incentive and Nonstatutory Stock Option Plan" to be filed with the US Securities and Exchange Commission.

Signed,


/s/ Beckstead and Watts, LLP
----------------------------
Beckstead and Watts, LLP
October 18, 2006